                                                                    EXHIBIT 10.9

SERIES B CONVERTIBLE NON-VOTING
PREFERRED STOCK PURCHASE AGREEMENT

by and among

DEJA NEWS, INC.

and

THE PURCHASERS NAMED IN SCHEDULE I

Dated as of November           , 1997
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TABLE OF CONTENTS

TABLE OF CONTENTS                                                              i
INDEX TO SCHEDULES                                                           iii
INDEX TO EXHIBITS                                                            iii
INDEX OF DEFINED TERMS                                                        iv

1.    Authorization and Sale of Shares and Series B Warrants                   1
1A.   Authorization                                                            1
1B.   Sale of Shares                                                           1
1C.   Series B Warrants                                                        2
1D.   Separate Sales                                                           2
1E.   Use of Proceeds                                                          2

2.    The Closing                                                              2
2A.   Closing                                                                  2
2B.   Delivery of Shares, Series B Warrants and Purchase Price                 2
2C.   Conditions to the Obligations of the Purchasers                          3
2D.   Condition to the Obligations of the Company                              4

3.    Representations and Warranties of the Company                            5
3A.   Organization                                                             5
3B.   Capitalization and Ownership; Power and Authority                        5
3C.   No Subsidiaries                                                          7
3D.   Authorization and Enforceability                                         7
3E.   Valid Issuance                                                           7
3F.   No Violation of Laws or Agreement                                        7
3G.   No Undisclosed Liabilities                                               8
3H.   No Pending Litigation or Proceedings                                     8
3I.   Consents                                                                 8
3J.   Transactions with Related Parties                                        8
3K.   Compensation Arrangements; Bank Accounts; Officers and Directors         9
3L.   Employee Benefit Plans                                                   9
3M.   Brokerage                                                                9
3N.   Financial Statements                                                     9
3O.   Business Carried on in Ordinary Course                                  10
3P.   Absence of Unusual Transactions                                         10
3Q.   Minute Books and Corporate Records                                      11
3R.   Accuracy of Books and Records                                           11
3S.   No Guarantees, etc.                                                     11
3T.   Employment Matters                                                      11
3U.   Title to Property                                                       12
3V.   Material Contracts                                                      12
3W.   Tax and Government Returns                                              12
3X.   Compliance with Applicable Laws, etc.                                   13
3Y.   Intellectual Property Rights                                            13

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3Z.   Obligations of Management                                               15
3AA.  Registration Rights; Rights of First Refusal; Preemptive Rights         15
3AB.  Offering Valid                                                          15
3AC.  Disclosure                                                              15
3AD.  Users; Page Views                                                       16

4.    Representations and Warranties of the Purchasers                        16
4A.   Investment                                                              16
4B.   Authority                                                               16
4C.   Accredited Investor                                                     16
4D.   Access to Data                                                          16
4E.   Brokerage                                                               16

5.    [Intentionally Omitted.]                                                16

6.    [Intentionally Omitted.]                                                17

7.    [Intentionally Omitted.]                                                17

8.    Transfer of Shares                                                      17
8A.   Restrictions                                                            17
8B.   Requirements for Transfer                                               17
8C.   Legends                                                                 17
8D.   Rule 144A Information                                                   18

9.    Certain Definitions                                                     18

10.   Miscellaneous                                                           19
10A.  Successors and Assigns                                                  19
10B.  Confidentiality                                                         19
10C.  Survival of Representations and Warranties                              20
10D.  Expenses                                                                21
10E.  Notices                                                                 21
10F.  Entire Agreement                                                        23
10G.  Amendments and Waivers                                                  23
10H.  Counterparts                                                            23
10I.  Headings                                                                23
10J.  Severability                                                            23
10K.  Governing Law                                                           24
10L.  Further Assurances                                                      24
10M.  Indemnification                                                         24
10N.  Understanding Among Purchasers                                          24
10O.  Series A Waivers                                                        25
10P.  Aggregation of Stock Ownership                                          25

INDEX TO SCHEDULES

Schedule I     Schedule of Purchasers
Schedule II    Series B Warrants
Schedule III   Deja News, Inc. Disclosure Schedule

INDEX TO EXHIBITS

Exhibit A      Form of Second Amended and Restated Articles of Incorporation
Exhibit B      Form of Series B Warrant
Exhibit C      Form of Opinion of Counsel to Company
Exhibit D      Form of Amended and Restated Shareholders and Voting Agreement
Exhibit E      Form of Investors' Rights Agreement

INDEX OF DEFINED TERMS

            The following index is provided for convenience of reference only and is intended to have no binding effect.

Term                                Location

1997 Plan                           Section 3B(A)
Affiliate                           Part 9
Agreement                           Introduction
Ancillary Agreements                Section 2C(iv)(B)
Austin Ventures                     Part 9
Austin Ventures/Prime Options       Section 3B(iii)
Balance Sheet Date                  Section 3N(ii)
Benefit Plans                       Section 3L
Business                            Section 3O
Business Day                        Part 9
Closing                             Section 2A
Code                                Section 3W
Common Stock                        Part 9
Company                             Introduction
ERISA                               Section 3L
Exchange Act                        Part 9
Financial Statements                Section 3N(ii)
Imperial Bank Bridge Financing      Section 3P(vi)
Imperial Bank Warrant               Section 3B(iii)
Intellectual Property               Section 3Y(i)
Investors' Rights Agreement         Section 2C(iv)(B)

Lien                                Part 9
Madere Employment Agreement         Section 2C(viii)
MedVen Warrant                      Section 3B(iii)
Open Text                           Section 2C(iv)(B)
Open Text Agreement                 Section 3I
Person                              Part 9
Prior Articles                      Section 3I
Prior Shareholders Agreement        Section 3Q
Purchaser/Purchasers                Introduction
Prime News Ventures                 Part 9
Restated Articles                   Section 1A
Rule 144A Information               Section 8D
Securities Act                      Section 3AB
Series A Holder                     Section 10O(i)
Series A Preferred Stock            Section 3B
Series B Preferred Stock            Recitals
Series B Warrants                   Section 1C
Shareholders Agreement              Section 2C(iv)(A)
Shares                              Section 1B
Voting Trust                        Section 3Q
Warrant Shares                      Section 3D

SERIES B CONVERTIBLE NON-VOTING
PREFERRED STOCK PURCHASE AGREEMENT

            THIS SERIES B CONVERTIBLE NON-VOTING PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") dated as of November ____, 1997 is entered into by and among Deja News, Inc., a Texas corporation (the "Company"), and the persons listed on Schedule I hereto (each, a "Purchaser" and collectively, the "Purchasers").

R E C I T A L S:

            WHEREAS, the Company desires to sell, and the Purchasers desire to purchase, shares of the Company's Series B Convertible Non-Voting Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"); and

            WHEREAS, the Company and the Purchasers desire to set forth certain agreements and certain terms and conditions regarding the sale and purchase of the Series B Preferred Stock and the relationship between the Company and the Purchasers;

A G R E M E N T:

            NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties and covenants contained herein, and certain other good and valuable consideration, the receipt and sufficiency of are hereby acknowledged, the parties agree as follows:

      1.    Authorization and Sale of Shares and Series B Warrants.

            1A. Authorization. The Company has, or before the Closing (as defined in part 2) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of 16,666,671 shares of its Series B Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Company's Second Amended and Restated Articles of Incorporation, the form of which is attached as Exhibit A (the "Restated Articles"). The Company has, or before the Closing will have, adopted and filed the Restated Articles with the Secretary of State of Texas.

            1B. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company, an aggregate of up to 16,666,671 shares of Series B Preferred Stock at a purchase price of $0.60 per share, with each Purchaser purchasing the number of shares of Series B Preferred Stock set forth opposite such Purchaser's name on Schedule I. The shares of Series B Preferred Stock being sold under this Agreement and, unless the context otherwise requires, the shares of Common Stock issued or issuable upon the conversion of such shares of Series B Preferred Stock are referred to as the "Shares."

            1C. Series B Warrants. At the Closing, the Company shall issue and deliver to the Purchasers warrants, substantially in the form attached as Exhibit B (the "Series B Warrants"), to purchase an aggregate of 4,166,668 shares of Common Stock at a purchase price of $0.90 per share. Each Purchaser shall receive a Series B Warrant for the number of shares set forth opposite such Purchaser's name on Schedule II, which number shall be in proportion to the percentage which the number of Shares purchased at the Closing represents of the total number of Shares sold hereunder.

            1D. Separate Sales. The Company's agreement with each Purchaser is a separate agreement, and the sale of Shares and Series B Warrants to each Purchaser is a separate sale.

            1E. Use of Proceeds. The Company may use the proceeds from the sale of the Shares and Series B Warrants for the repayment of all principal and interest owed to Imperial Bank under that certain Note executed in favor of Imperial Bank in April 1997 and that certain Note executed in favor of Imperial Bank in October 1997; otherwise, the Company shall use such proceeds for working capital and general corporate purposes, in addition to such other purposes as the Company's Board of Directors may hereafter approve.

      2.    The Closing.

            2A. Closing. Subject to the satisfaction of the conditions set forth herein, the closing (the "Closing") of the issuance, sale and purchase of the Shares and Series B Warrants under this Agreement shall take place on November14, 1997 at 10:00 a.m., Austin, Texas time, at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas, or at such other place and time as the Company and the Purchasers purchasing Shares and Series B Warrants at such Closing may specify in writing.

            2B. Delivery of Shares, Series B Warrants and Purchase Price. At the Closing, the Company will deliver to each of the Purchasers (i) a certificate for the number of Shares being purchased by such Purchaser at the Closing and
(ii) a Series B Warrant as provided in paragraph 1C above, each registered in the name of such Purchaser, against payment to the Company of the purchase price for such Shares and Series B Warrants, by wire transfer, check, cancellation of indebtedness, any combination of the foregoing, or other method acceptable to the Company and the Purchasers who will purchase Shares at the Closing. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute instruments evidencing such cancellation in form and substance reasonably acceptable to the Company; and the Company shall deliver to any Purchaser choosing to pay any part of the purchase price of the Shares by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing (unless such interest is applied to the payment of the purchase price for the Shares purchased).

            2C. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Shares and Series B Warrants at the Closing is subject to the fulfillment or the waiver by such Purchaser of each of the following conditions on or before the Closing:

                  (i) Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in part 3 shall be true on and as of the Closing with the same effect as though such representation and warranty had been made on and as of the date of the Closing.

                  (ii) Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Ancillary Agreements required to be performed or complied with by the Company prior to or at the Closing.

                  (iii) Opinion of Counsel. Each Purchaser shall have received an opinion from Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the date of the Closing addressed to the Purchasers purchasing Shares and Series B Warrants at the Closing, and satisfactory in form and substance to the Purchasers and their special counsel, substantially in the form attached as Exhibit C hereto.

                  (iv) Ancillary Agreements.

                        (A) The Amended and Restated Shareholders and
Voting Agreement attached hereto as Exhibit D (the "Shareholders Agreement") shall have been executed and delivered by the Company, each of the Purchasers, Steven G. Madere and MonicaM. Flores. All such actions shall have been taken by the Company and the Common Shareholders (as defined in the Shareholders Agreement) as may be necessary to elect a Board of Directors of the Company (as defined in the Shareholders Agreement), effective immediately following the Closing, in accordance with the Shareholders Agreement.

                        (B) The Investors' Rights Agreement attached hereto as ExhibitE (the "Investors' Rights Agreement," and together with the Shareholders Agreement, the "Ancillary Agreements") shall have been executed and delivered by the Company, each of the Purchasers, Steven G. Madere and Monica M. Flores, and Open Text Corporation ("Open Text").

                  (v) Certificates and Documents. The Company shall have delivered to special counsel to the Purchasers:

                        (A) the Restated Articles, as in effect as of the date of the Closing, certified by the Secretary of State of Texas;

                        (B) certificates, as of the most recent practicable dates, as to the corporate existence and good standing of the Company issued by the Secretary of State of Texas and the Comptroller of Public Accounts of Texas, respectively;

                        (C) Bylaws, as amended, of the Company, certified by its Secretary as of the date of the Closing;

                        (D) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the date of the Closing; and

                        (E) such other documents relating to the transactions contemplated in this Agreement and the Ancillary Agreements as any Purchaser may reasonably request.

                  (vi) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the chief executive officer of the Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in paragraphs 2(i), (ii), (iv) and (v).

                  (vii) Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (viii) Employment Agreement. Steven G. Madere shall have entered into an Employment Agreement in form and substance reasonably satisfactory to the Purchasers (the "Madere Employment Agreement").

            2D. Condition to the Obligations of the Company. The obligations of the Company to issue and sell the Shares and Series B Warrants to the Purchasers at the Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

                  (i) Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in part 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (ii) Purchase Price. Each Purchaser shall have tendered at the Closing full consideration for the purchase price of the Shares and Series B Warrants to be purchased by such Purchaser.

                  (iii) Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all documents, and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      3. Representations and Warranties of the Company. As a material inducement to each Purchaser to enter into this Agreement and to purchase Shares and Series B Warrants, the Company represents and warrants to each Purchaser as of the date of such Closing that, except as set forth on the Disclosure Schedule attached as
Schedule III and delivered concurrently herewith (except as otherwise indicated, references to the Company in the this part 3 refer to the Company and each of its Subsidiaries):

            3A. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the business, financial condition, prospects, properties or results of operations of the Company. The Company has all requisite power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted and to consummate the transactions contemplated hereby. The copies of the company's articles of incorporation and bylaws, as amended to date, which have been delivered to Purchasers are correct and complete and are in full force and effect. There are no proceedings pending or contemplated for the dissolution of the Company.

            3B. Capitalization and Ownership; Power and Authority.

                  (i) Capital Stock. The Company's authorized capital stock consists solely of the following:

                        (A) Common Stock. 100,000,000 shares of Common Stock, par value $0.001 per share, 12,752,500 shares of which are currently outstanding and none of which are held in its treasury. The Company has reserved
(1)5,820,490 shares of Common Stock for issuance pursuant to the exercise of options under the Company's 1997 Stock Option/Stock Issuance Plan (the "1997 Plan"); (2)5,182,667 shares of Common Stock for issuance upon conversion of Series A Preferred Stock; (3)16,822,921 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock; (4)244,350 shares of Common Stock for issuance upon the exercise of the MedVen Warrant (as defined below); (5) 1,000,000 shares of Common Stock for issuance upon exercise of the Austin Ventures/Prime Options (as defined below); and (6)4,166,668 shares of Common Stock for issuance upon the exercise of the SeriesB Warrants.

                        (B) Preferred Stock. 20,709,921 Shares of Preferred Stock, par value $0.001 per share, of which (1) 3,887,000 have been designated as "Series A Convertible Non-Voting Preferred Stock" (the "Series A Preferred Stock") and all are outstanding and (2) 16,822,921 have been designated as Series B Preferred Stock, none of which are issued or outstanding, but 156,250 shares of which have been reserved for issuance upon the exercise of the Imperial Bank Warrant (as defined below).

                  (ii) Prior Issuances. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company, and were issued in compliance with all applicable federal and state securities, or "blue-sky," laws and regulations.

                  (iii) Options; Warrants. There are no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of the Company and no securities convertible into or exchangeable for any of such capital stock other than (A) options to purchase up to 5,820,490 shares of Common Stock which have been granted or are available for grant pursuant to the 1997 Plan; (B) that certain Warrant dated as August28, 1996 granted to MedVen Development Corporation, as amended (the "MedVen Warrant"), to purchase up to 194,350 shares of Common Stock at a price of $0.60 per share and up to 50,000 shares of Common Stock at a purchase price of $1.03125 per share; (C) a warrant to purchase up to 156,250 shares of Series B Preferred Stock at a price of $0.60 per share granted to Imperial Bank (the "Imperial Bank Warrant"); (D) options to purchase up to an aggregate of 1,000,000 shares of Common Stock at a purchase price of $1.03125 granted to Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., Prime Enterprises II, L.P., and Enterprises & Transcommunications, L.P. under that certain Stock Purchase Agreement dated as of August 30, 1996, as amended (the "Austin Ventures/Prime Options"); and (E) 4,166,668 shares of Common Stock for issuance upon exercise of the Series B Warrants.

                  (iv) No Redemptions. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein.

                  (v) Shareholders. The current registered and beneficial shareholders of the Company are as set forth in Schedule 3B of Schedule III.

            3C. No Subsidiaries. The Company does not directly or indirectly own any stock of, or any other interest in, any other corporation or business entity.

            3D. Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in equity or at law). The issuance, sale and delivery of the Shares and the Series B Warrants in accordance with this Agreement, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and the issuance and delivery of the shares of Common Stock issuable upon exercise of the Series B Warrants (the "Warrant Shares"), have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares and Warrant Shares have been duly reserved for issuance.

            3E. Valid Issuance. The Shares and Series B Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion in accordance with the Restated Articles, and the Warrant Shares, when issued upon exercise of the Series B Warrants in accordance with the provisions of the Series B Warrants, will be duly and validly issued, fully paid and non-assessable. Upon delivery to the Purchasers at the Closing of certificates representing the Shares and the Series B Warrants in accordance herewith the Purchasers will acquire good and valid title to such Shares and the Series B Warrants, in each case, free and clear of all liens, claims, security interests, pledges, charges, preemptive rights, rights of first refusal and options.

            3F. No Violation of Laws or Agreement. The execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the compliance with the terms, conditions and provisions of this Agreement and the Ancillary Agreements by the Company will not (i) contravene any provision of the Company's articles of incorporation or bylaws, (ii) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it or any of its assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation,
(iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Company's assets or give to others any interests or rights therein, (iv) result in the maturation or acceleration of any liability or obligation of the Company or give others the right to cause such a maturation or acceleration, or (v) result in the termination of or loss of any material right (or give others the right to cause such a termination or loss) under any agreement or contract to which the Company is a party or by which it may be bound.

            3G. No Undisclosed Liabilities. The Company has no material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except liabilities incurred in the ordinary course of business and fully reflected as liabilities on the Financial Statements (as defined below).

            3H. No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its assets or affecting its issued capital or the Shares at law or in equity, by or before any court or governmental department, agency or instrumentality. There are no outstanding judgments or decrees or orders of any court or any governmental or administrative agency against or affecting the Company, or any of its assets or businesses or affecting the Shares. The Company has not initiated and does not currently intend to initiate any actions, suits or proceedings.

            3I. Consents. Except (i) the filing of the Restated Articles with the Texas Secretary of State, (ii)filings required or permitted pursuant to federal or state securities laws which have been filed prior to Closing or will be filed in due course after the Closing, (iii)consents or approvals of the holders of the Series A Preferred Stock which are contained in this Agreement and the Ancillary Agreement, and (iv)consents from Open Text required to be sought pursuant to the Company's Restated Articles of Incorporation as filed August 30, 1996, as corrected and amended (the "Prior Articles"), and that certain Stock Purchase Agreement dated as of December18, 1995 by and among the Company, Open Text and Steven G. Madere (the "Open Text Agreement"), which will have been received prior to Closing, no consent, approval or authorization of, or registration or filing with, any persons including any governmental authority or other regulatory agency, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            3J. Transactions with Related Parties. No Affiliate of the Company or any person related to the Company, including any director, officer and/or shareholder or any, immediate family member of or corporation affiliated with (excluding corporations affiliated with Austin Ventures and Prime New Ventures, as each are defined in part9 below) the foregoing:

                  (i) has borrowed money or loaned money to the Company which has not been repaid;

                  (ii) has any contractual or other claim, express or implied, of any kind whatsoever against the Company;

                  (iii) other than the payment of compensation and the provision of employee benefits,the reimbursement of expenses, the grant of options under the 1997 Plan, has been engaged, since August 31, 1996, in any other transaction with the Company.

            3K. Compensation Arrangements; Bank Accounts; Officers and Directors. Schedule 3J to Schedule III sets forth the following information:

                  (i) the names and current annual compensation, including any bonus, if applicable, of all present officers and employees of the Company whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $100,000, together with a statement of the full amount of all remuneration paid by the Company to each such person and to any director of the Company as of September 30, 1997;

                  (ii) a complete list of all holders of issued and outstanding options under the 1997 Plan; and

                  (iii) the names and titles of all directors and officers of the Company and of each trustee, fiduciary or plan administrator or each employee benefit plan of the Company.

            3L. Employee Benefit Plans. The only employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(l) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangements and other material employee fringe benefit plans presently maintained by, or contributed to by the Company, other than a multi-employer plan as defined in Section 3(37) of ERISA, are those listed in Schedule 3L to Schedule III (the "Benefit Plans"), a true and complete copy of each of which has been furnished to Purchasers.

            3M. Brokerage. The Company has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

            3N. Financial Statements. The Company's Financial Statements (as defined below) have been prepared in accordance with generally accepted accounting principles, consistently applied during the respective periods indicated thereon, except that the Financial Statements for the nine months ended September 30, 1997 do not contain all of the footnotes which may be required by generally accepted accounting principles. The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company and present fairly the financial condition of the Company and:

                  (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as of the periods covered thereby; and

                  (ii) the sales, earnings and results of operations of the Company for the periods covered thereby.

            "Financial Statements" as used in this Agreement means the audited financial statements of the Company for the year ended December 31, 1996 and the unaudited financial statements of the Company for the nine months ended September 30, 1997 (the "Balance Sheet Date"), consisting in each case of the balance sheet of the Company and the accompanying statements of operations, for the periods indicated thereon, true copies of which are attached to Schedule 3N to Schedule III.

            3O. Business Carried on in Ordinary Course. The Business has been carried on in the ordinary course since the Balance Sheet Date and the Company has not, since the Balance Sheet Date, sold or otherwise disposed of any of its assets except in the ordinary course of business. Since the Balance Sheet Date there has been no change in the Business, operations, affairs or condition of the Company, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor problem, flood, drought, riot, storm, act of God or otherwise, except changes occurring in the ordinary course of business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the Business, operations, affairs or financial condition of the company. "Business" of the Company as used in this Agreement means the business of electronic communications, including research or retrieval services pertaining thereto, and the development of computer software in connection with the foregoing.

            3P. Absence of Unusual Transactions. Since the Balance Sheet Date, the Company has not:

                  (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the balance sheet contained in the Financial Statements except in the ordinary and usual course of business;

                  (ii) except as disclosed in the Financial Statements suffered an operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company or the Business, as the case may be;

                  (iii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the Company's assets; or

                  (iv) authorized or agreed or otherwise become committed to do any of the foregoing;

                  (v) declared or paid any dividends; or

                  (vi) except in the ordinary course of business or pursuant to an interim financing of $1,250,000 provided to the Company in October 1997 by Imperial Bank (the "Imperial Bank Bridge Financing"), incurred any indebtedness.

            3Q. Minute Books and Corporate Records. The corporate records and minute books of the Company contain complete and accurate minutes of all meetings of and copies of all bylaws and resolutions passed by the directors and shareholders of the Company since its incorporation; all such meetings were duly called and held, all such bylaws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers, and other corporate registers of the Company are complete and accurate in all material respects. There is in existence neither a shareholders' agreement nor a unanimous shareholders' agreement governing the affairs of the Company or the relationships, rights and duties of its shareholders save and except for (i)the 1995 Voting Trust Agreement (the "Voting Trust"), a complete and correct copy of which has been provided to the Purchasers, which grants to StevenG. Madere the right to vote the Common Stock subject thereto in accordance with the terms of such agreement; (ii)the Shareholders Agreement dated as of August 30, 1996, as amended, (the "Prior Shareholders Agreement"), which will be superseded by the Ancillary Agreements; and (iii)the Open Text Agreement, which will be superseded by the Ancillary Agreements.

            3R. Accuracy of Books and Records. The books and records, financial and otherwise, of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company as of the date hereof and all material financial transactions of the Company have been accurately recorded in such books and records.

            3S. No Guarantees, etc. The Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, corporation or other entity, except in the ordinary course of business.

            3T. Employment Matters.

                  (i) The Company is not a party to any written or oral employment, service, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement and none of such agreements contains any specific agreement as to notice of termination or severance pay in lieu thereof; the Company is not in arrears in the payment of any contribution or assessment required to be made to any such plan as in effect, whether such payment is deferred, contingent or otherwise; the Company does not have any employees who cannot be dismissed on reasonable notice. To its knowledge, the Company is not aware of the impending resignation or termination of employment of any officer.

                  (ii) The Company has not made any agreements with any labor union or employee association or made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements; nor is the Company required to recognize any union or employee association representing the employees or any agent having bargaining rights for the employees.

                  (iii) To the best of its knowledge, the Company is not liable for any damages to any employee or former employee resulting from the violation of any applicable employment law or employment agreement, nor to the Company's knowledge is any employee in violation of any of its past employment agreements. The Company is not presently intending to hire or is not otherwise in negotiation with any potential employee, consultant or other service provider who may be subject to restrictive covenants resulting from any previous employment or engagement nor are any existing employees, consultants or service providers of the Company subject to restrictive covenants resulting from prior employment or engagements with other persons.

            3U. Title to Property. The Company is the owner of all of its property with good and marketable title thereto free and clear of any mortgage, lien, charge, security interest, adverse claim or other encumbrance whatsoever. The Company does not own or have any interest in nor is the Company party to any agreement to purchase any real property. All facilities, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in normal operating condition and repair and are reasonably fit and able for the purposes for which they are being used.

            3V. Material Contracts. A list of the Company's outstanding agreements, leases, contracts, insurance agreements or commitments, whether written or oral, of any nature or kind whatsoever, which involve the payments or obligations in excess of $25,000, is set forth in Schedule 3V to Schedule III.

            3W. Tax and Government Returns. The Company has duly filed in a timely manner all tax returns required to be filed by it (including any and all tax elections available to the Company in relation to such tax returns) and all information returns as to which the nonfiling or late filing could result in interest or penalties, has made complete and accurate disclosure in such returns and has paid all taxes shown on such returns as being due and payable and has also paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and fines due and payable by the Company up to the date hereof. The Company has made adequate reserve for the taxes which are payable during the current fiscal period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of income tax or the filing of any tax return by, or payment of any tax by, or levying of any governmental charge against, the Company. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now threatened or pending against the Company in respect of taxes or governmental charges or any matters under discussion with any governmental authority relating to taxes or governmental charges asserted by any such authority nor has the Company ever been the subject of an audit. The Company has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable legislation or regulation. The Company has not filed a consent pursuant to
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations.

            3X. Compliance with Applicable Laws, etc. The Company has conducted and is conducting its Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its Business is carried on and is not in breach of any such laws, rules or regulations and is duly licensed, registered or qualified in each jurisdiction in which the Company owns or leases its assets or carries on the Business, except as would not have a material adverse effect, to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing an none of the same contains any burdensome term, provision, condition or limitation which has or may have a material adverse effect on the operation of the Business.

            3Y. Intellectual Property Rights.

                  (i) Schedule 3Y to Schedule III lists and contains a description of all patents, patent applications and registrations, trademarks, trademark applications and registrations, copyrights, copyright applications and regulations, trade names and industrial designs, domestic or foreign, owned or used by the Company or relating to the operation of the Business, and all other intellectual property owned or used by the Company or relating to the Business other than copies of standard commercial programs available to the general public and properly licensed to the Company by the producer thereof (all of the foregoing being collectively called the "Intellectual Property").

                  (ii) The Company has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Company. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Company have been provided to the Purchasers. No royalty or other fee is required to be paid by the Company to any other person in respect of the use of any of the Intellectual Property except disclosed in Schedule 3Y to Schedule III. The Company has used commercially reasonable efforts to protect its rights in the Intellectual Property. The Company has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Corporation to any other person have been provided to the Purchasers.

                  (iii) Other than the right of a non-assigning party to consent to an assignment of an agreement as provided in such agreement, to the best of the Company's knowledge, there are no restrictions on the ability of the Company or any successor to or assignee from the Company to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trademarks and trade names in the Intellectual Property is in use. None of the rights of the Company in the Intellectual Property will be impaired or affected adversely in any material respect by the transactions contemplated by this Agreement.

                  (iv) To the best of the Company's knowledge, the conduct of the Business and the use of the Intellectual Property does not infringe, and the Company has not received any material notice, complaint, threat or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person, and the conduct of the Business does not include any activity which may constitute "passing-off."

                  (v) The Intellectual Property of the Company is, in the opinion of management, sufficient for the Company to carry on its Business and the Company does not require any additional Intellectual Property in order to carry on such Business.

                  (vi) To the best of the Company's knowledge no third party licensor is subject to any order under the United States Bankruptcy Code.

                  (vii) Each current and, to the knowledge of the Company, former employee of the Company has executed the Company's standard form of Proprietary Information and Non-Disclosure Agreement.

                  (viii) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

            3Z. Obligations of Management. Each officer of the Company other than the Chairman of the Board is currently devoting one hundred percent (100%) of such officer's business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company other than the Chairman of the Board planning to work less than full time at the Company in the future.

            3AA. Registration Rights; Rights of First Refusal; Preemptive Rights. Except as required pursuant to the Registration Rights Agreement to be superseded by the Investors' Rights Agreement and Exhibit A of the Imperial Bank Warrant, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as required pursuant to (i) part 3 of the Prior Shareholders Agreement which will be superseded by the Investors' Rights Agreement, (ii) Sections B and C of Article Eight of the Prior Articles which will be amended and restated in their entirety by the Restated Articles, and (iii) the Open Text Agreement which will be superseded by the Investors' Rights Agreement, no other person has any right of first offer or preemptive right with respect to issuances by the Company of its equity securities.

            3AB. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in part 4 hereof, the offer, sale and issuance of the Shares, the Series B Warrants and the Warrant Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares, the Series B Warrants or the Warrant Shares to any person or persons so as to bring the sale of such Shares, Series B Warrants or Warrant Shares by the Company within the registration provisions of the Securities Act.

            3AC. Disclosure. The representations and warranties of the Company included in this Agreement, the Disclosure Schedule and the Ancillary Agreements are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading. The Company shall not be deemed to have made to any Purchaser any representation or warranty other than as expressly made by the Company in part 3 hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in part 3 hereof, the Company makes no representation or warranty to any Purchaser with respect to:

                  (i) any projections, estimates or budgets heretofore delivered to or made available to a Purchaser of future revenues, expenses or expenditures or future results of operations; or

                  (ii) except as expressly covered by a representation and warranty contained in part 3 hereof, any other information or documents (financial or otherwise) made available to a Purchaser or its counsel, accountants or advisers with respect to the Company.

            3AD. Users; Page Views. As of October 1, 1997, the Company's Deja News service had at least 3.5 million unique users and 70 million page views per month.

      4. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as of the Closing, as follows:

            4A. Investment. Such Purchaser is acquiring the Shares, Series B Warrants and, upon exercise thereof, Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof. Such Purchaser acknowledges the restrictions on transfer of Shares, Series B Warrants and, upon exercise thereof, Warrant Shares of the Company set forth in part 8 of this Agreement.

            4B. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, limited liability company, partnership, trust or other entity represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4C. Accredited Investor. Such Purchaser has substantial experience in evaluating the merits and risks of its investment in the Company. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

            4D. Access to Data. During the course of this transaction and prior to the Closing, Purchasers have had the opportunity to ask questions of and receive answers from the Company concerning this investment, and the opportunity to obtain any information necessary to verify the financial data and business of the Company.

            4E. Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of such Purchaser in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder's fees or similar compensation in connection therewith based on any arrangement or agreement made by or on behalf of such Purchaser.

      5. [Intentionally Omitted.]

      6. [Intentionally Omitted.]

      7. [Intentionally Omitted.]

      8. Transfer of Shares.

            8A. Restrictions. The restrictions on the sale or transfer of Shares, Series B Warrants or Warrant Shares set forth in this part 8 shall cease to apply to such Shares, Series B Warrants or Warrant Shares (i) upon any sale of such Shares, Series B Warrants or Warrant Shares pursuant to the Investors' Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as such Shares, Series B Warrants or Warrant Shares become eligible for sale under Rule 144(k) under the Securities Act.

            8B. Requirements for Transfer.

                  (i) The Shares, Series B Warrants or Warrant Shares shall not be sold or transferred unless either (a) such sale or transfer first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (a) a transfer by a Purchaser which is a partnership to a partner of such partnership, or to the estate of any such partner, if the transferee agrees in writing to be subject to the terms of this part 8 and the Shareholders Agreement to the same extent as if such partner were an original Purchaser hereunder, or (b) a transfer made in accordance with Rule 144 under the Securities Act.

            8C. Legends. In addition to any other legends which may be required by law or any Ancillary Agreement, each certificate representing Shares and Warrant Shares shall bear legends substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

Series B Warrants shall bear a substantially similar legend with appropriate modifications. The foregoing legend shall be removed from the certificates representing any Shares or Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

            8D. Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). Upon the written request of any Purchaser, the Company shall cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this paragraph 8D shall at all times be contingent upon receipt from the prospective transferee of Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares.

      9. Certain Definitions.

            "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such person, or any relative of such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            "Austin Ventures" means Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., and each of their respective Affiliates.

            "Business Day" means any day other than a Saturday, Sunday or any day that national banks in Texas are required or authorized to close.

            "Common Stock" means, collectively, the Company's Common Stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            "Lien" means any security interest, pledge, bailment, mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), encumbrance or other similar arrangement or interest in real, personal or mixed property (tangible or intangible, and wherever located), other than (i) mechanic's, materialmen's, and similar liens; (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (iii) purchase money liens and liens securing rental payments under capital lease arrangements; and (iv) liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

            "Prime New Ventures" means Prime Enterprises II, L.P. and Enterprises & Transcommunications, L.P., and each of their respective Affiliates.

      10. Miscellaneous.

            10A. Successors and Assigns. The rights and obligations of each Purchaser under this Agreement may be assigned by such Purchaser to any Person to which Shares, Series B Warrants or Warrant Shares are properly transferred by such Purchaser, and such transferee shall be deemed a Purchaser for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company and otherwise complies with all restrictions on transfers.

            10B. Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, the Ancillary Agreements or otherwise, or pursuant to visitation or inspection rights granted under the Ancillary Agreements, unless such information is known or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares, Series B Warrants or Warrant Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this paragraph 10B or (iii) to any Affiliate of such Purchaser or to a partner or shareholder of such Purchaser.

            10C. Survival of Representations and Warranties.

                  (i) Company. All representations and warranties of the Company contained in this Agreement or contained in any Ancillary Agreement, certificate or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Purchasers:

                        (a) for a period of 12 months from the date of the Closing in respect of matters other than tax matters and other than matters relating to title and due and proper issuance of the Shares, Series B Warrants or the Warrant Shares, and for fraud and intentional misrepresentation;

                        (b) in respect of tax matters, unless resulting from any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of any legislation imposing tax on the Company, for the period commencing on the Closing date and ending on the date on which the last applicable limitation period under any applicable income tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to tax matters; and

                        (c) there shall be no limit on the representations and warranties relating to title and due and proper issuance of the Shares, Series B Warrants or Warrant Shares to the Purchasers or relating to tax liabilities of the Company based on any misrepresentation made or fraud committed in filing a return or supplying information for purposes of any legislation imposing tax on the Company;

and any claim in respect of the foregoing shall be made within such period and upon the expiration of such period the Company shall have no further liability to the Purchasers hereunder with respect to any such representations or warranties.

                  (ii) Purchasers. The representations and warranties of the Purchasers contained in this Agreement or in any Ancillary Agreement, certificate or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Company, shall continue in full force and effect for the benefit of the Company for a period of 12 months from the date of the Closing and any claim in respect thereof shall be made within such period and upon the expiration of such period the Purchasers shall have no further liability to the Company with respect to any such representations or warranties.

            10D. Expenses. (a) The Company agrees to pay and hold the Purchasers and holders of the Shares, Series B Warrants or Warrant Shares harmless from liability for the payment of:

                  (i) the fees and expenses of Cooley Godward LLP, special counsel to the Internet Capital Group, LLC, reasonable consulting fees and out-of-pocket expenses incurred by Internet Capital Group, LLC arising in connection with the negotiation and execution of this Agreement, the Ancillary Agreements and the Restated Articles and consummation of the transactions contemplated hereby, not to exceed in the aggregate $40,000;

                  (ii) the fees and expenses of Hughes & Luce, L.L.P., special counsel to Austin Ventures, and Edens Snodgrass Nichols & Breeland, P.C., special counsel to Prime New Ventures, not to exceed in the aggregate $25,000;

                  (iii) the reasonable fees and expenses incurred with respect to the interpretation of, or any amendments or waivers to this Agreement, the Ancillary Agreements or the Restated Articles requested by the Company (whether or not the same become effective);

                  (iv) if a Purchaser or other holder of Shares, Series B Warrants or Warrant Shares desires to sell or otherwise transfer any or all of the Shares, Series B Warrants or Warrant Shares held by it and counsel for the Company declines to render a legal opinion to such Purchaser or holder, without cost or expense to such Purchaser or holder, whether or not registration under the Securities Act will be required for such sale or transfer, the reasonable fees and expenses of counsel for such Purchaser or holder in obtaining such an opinion;

                  (v) stamp and transfer taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of Shares or Series B Warrants or upon the conversion of the Shares or upon exercise of the Series B Warrants; and

                  (vi) all costs of the Company's performance of and compliance with this Agreement, the Ancillary Agreements and the Restated Articles.

                          (b)  In any legal proceeding brought to enforce the
provisions of this Agreement, the Ancillary Agreements or the Restated Articles, a party which substantially prevails in such proceeding shall be entitled to recover reasonable attorneys fees and expenses from the party or parties which do not substantially prevail.

            10E. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or shall be deemed delivered 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

            (i)   if to the Purchasers:

                  At the address set forth below such Purchasers' names on
Schedule I hereto.

                  with copies to:

                  in the case of Internet Capital Group, LLC:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306-2155
                  Attn: Matthew B. Hemington, Esq.
                  Fax: (650) 857-0663

                  in the case of Austin Ventures:

                  Hughes & Luce, L.L.P.
                  111 Congress Avenue, Suite 900

                  Austin, TX 78701
                  Attn:  William Volk, Esq.
                  Fax: (512) 482-6859

                  in the case of Prime New Ventures:

                  Edens Snodgrass Nichols & Breeland, P.C.
                  111 Congress Avenue, Suite 2800
                  Austin, TX 78701
                  Attn:  Neal Nichols, Esq.
                  Fax: (512) 505-5911

            (ii)  if to the Company:

                  Deja News, Inc.
                  9430 Research Boulevard
                  Echelon II, Suite 350
                  Austin, Texas 78759
                  Attn: Mr. Guy Hoffman
                        Chief Executive Officer
                  Fax:  (512) 502-8899

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  301 Congress Avenue, Suite 1200
                  Austin, Texas  78701
                  Attn: Carmelo M. Gordian, P.C.
                  Fax: (512) 477-5813

            Any party may, by not less than ten days notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

            10F. Entire Agreement. This Agreement, together with the Schedules hereto, the Restated Articles and the Ancillary Agreements, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            10G. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this

Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 75% of the Shares and any Warrant Shares issued upon exercise of the Series B Warrants. Any amendment or waiver effected in accordance with this paragraph 10G shall be binding upon each holder of any Shares, Series B Warrants or Warrant Shares, each future holder of all such Shares, Series B Warrants or Warrant Shares and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            10H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be one and the same document.

            10I. Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

            10J. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            10K. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of ally jurisdiction other than the State of Texas.

            10L. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

            10M. Indemnification. The Company will indemnify each Purchaser and its agents and representatives against, and hold each Purchaser and its agents and representatives harmless from any and all, loss, claim, damage, action, suit, proceeding, deficiency or expense, including any and all out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees relating to, arising from or in connection with any misrepresentation or breach of a warranty, agreement, covenant or obligation of the Company contained in this Agreement, the Ancillary Agreements or the Restated Articles. The obligations of the Company to indemnify the Purchasers set forth in this paragraph 10M shall survive forever, subject only to the provisions of paragraph 10C.

            10N. Understanding Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner or Affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, stockholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares, Series B Warrants or Warrant Shares. Without limiting the foregoing, no Purchaser (nor any of its Affiliates, officers, directors, stockholders, partners, agents or employees) or other holder of any Shares, Series B Warrants or Warrant Shares shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any Subsidiary or their respective properties, business or financial and other affairs, acquired by such Purchaser or holder from the Company or any Subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Purchaser or holder, nor shall any such Purchaser (or such other Person) have any obligation or responsibility whatsoever to provide any such information to any other Purchaser (or such other Person) or holder or to continue to provide any such information if any information is provided.

            10O. Series A Waivers.

                  (i) Preemptive Rights. By its execution hereof, each Purchaser who, individually or through any Affiliate, holds shares of the Company's Series A Preferred Stock (a "Series A Holder") acknowledges, on behalf of itself and on behalf of any such Affiliate, that the Company has complied with the preemptive rights provisions contained in Section 3 of the Shareholders' Agreement dated as of August30, 1996, as amended, entered into in connection with the Company's Series A Preferred Stock financing and hereby waives any additional preemptive rights and any and all notice and waiting periods thereunder with respect to the sale and issuance of the Shares, and the Series B Warrants hereunder and, upon exercise of the Series B Warrants, the Warrant Shares.

                  (ii) Anti-Dilution Adjustment. Each Series A Holder further agrees to waive and forever release any rights to have any adjustment made to the "Series A Conversion Price" (as defined in the Prior Articles) which it may have or may be deemed to have as a result of the sale of the Shares and the Series B Warrants hereunder for a combined purchase price of $0.60, the "Series A Conversion Price" under the Prior Articles.

            10P. Aggregation of Stock Ownership. For purposes of determining the number of shares held by a Purchaser hereunder, each of Austin Ventures, Prime New Ventures and Internet Capital Group, LLC and its Affiliates shall be considered to be a single holder.


[Signature page follows.] IN WITNESS WHEREOF, this Series B Convertible Non-Voting Preferred Stock Purchase Agreement has been executed by the parties hereto as of the date first written above.

COMPANY:

DEJA NEWS, INC.

By:
      Guy Hoffman
      Chief Executive Officer


PURCHASERS:

INTERNET CAPITAL GROUP, LLC


By:
      Kenneth A. Fox
      Managing Director


AUSTIN VENTURES IV-A, L.P.

By:   AV Partners IV, L.P., Its General Partner


By:
      Joseph C. Aragona
      General Partner


AUSTIN VENTURES IV-B, L.P.

By:   AV Partners IV, L.P., Its General Partner


By:
      Joseph C. Aragona
      General Partner


ENTERPRISES & TRANSCOMMUNICATIONS, L.P.

By:   Prime Enterprises, L.P.,
      Its General Partner

By:   Prime New Ventures Management, L.P.
      Its General Partner

By:   Prime II Management, L.P.,

      Its General Partner

By:   Prime II Management, Inc.
      Its General Partner

By:
Name:
Title:


PRIME ENTERPRISES II, L.P.


By:   Prime New Ventures Management, L.P.,
      Its General Partner

By:   Prime II Management, L.P.,
      Its General Partner

By:   Prime II Management, Inc.
      Its General Partner

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF PURCHASERS

Purchaser                             Number of Shares            Purchase Price

Internet Capital Group, LLC             11,666,668                 $7,000,000.80
44 Montgomery Street, Suite 3705
San Francisco, CA 94104
Fax:  (415) 398-9998
Attn: Kenneth A. Fox
      Managing Director

Austin Ventures IV-A, L.P.               1,167,800                   $700,680.00
1300 Norwood Tower
114 W. Seventh Street
Austin, Texas 78701
Fax:  (512) 476-3952
Attn: Joseph C. Aragona
      General Partner

Austin Ventures IV-B, L.P.               2,450,030                 $1,470,018.00
1300 Norwood Tower
114 W. Seventh Street
Austin, Texas 78701
Fax:  (512) 476-3952
Attn: Joseph C. Aragona
      General Partner

Enterprises & Trans-                     1,067,038                   $640,222.80
  communications, L.P.
1700 One American Center
600 Congress Avenue
Austin, Texas 78701
Fax:  (512) 505-4110
Attn:  Gregory S. Marchbanks

Prime Enterprises II, L.P.                 315,135                   $189,081.00
1700 One American Center
600 Congress Avenue
Austin, Texas 78701
Fax:  (512) 505-4110
Attn: Gregory S. Marchbanks

      TOTAL                             16,666,671
      $10,000,002.60

SCHEDULE II

SERIES B WARRANTS

Purchaser                          Series B Warrants

Internet Capital Group                   2,916,667

Austin Ventures IV-A, L.P.                 291,950

Austin Ventures IV-B, L.P.                 612,507

Enterprises & Trans-
  communications, L.P.                     266,760

Prime Enterprises II, L.P.                  78,784

      TOTAL                              4,166,668